Exhibit 10.3

Execution Version

AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT

between

CRESCENT PRIVATE CREDIT INCOME CORP.

as Seller

and

CPCI FUNDING SPV II, LLC

as Purchaser

Dated as of October 17, 2025

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TABLE OF CONTENTS

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This AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, dated as of October 17, 2025 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), between CRESCENT PRIVATE CREDIT INCOME CORP., a Maryland corporation, as seller (in such capacity, the "Seller") and CPCI FUNDING SPV II, LLC, a Delaware limited liability company, as purchaser (in such capacity, the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser previously entered into that certain sale, contribution and participation agreement, dated as of December 8, 2023 (the “Original Sale Agreement”), and the parties hereto desire to amend and restate the Original Sale Agreement in its entirety as set forth herein;

WHEREAS, from time to time prior to the date hereof, the Seller sold or contributed, transferred, and otherwise conveyed (including by way of grant of participation), to the Purchaser, without recourse except to the extent specifically provided in the Original Sale Agreement, and from time to time prior to the date hereof, the Purchaser purchased or accepted a contribution of all right, title and interest of the Seller (whether then owned or thereafter acquired or arising, and wherever located and including all obligations of the Seller as lender to fund any Delayed Funding Term Loan conveyed by Seller to Purchaser) in and to the Portfolio Investments mutually agreed by the Seller and the Purchaser;

WHEREAS, on and after the Effective Date, the Seller may, from time to time on each Purchase Date, sell or contribute, transfer, and otherwise convey, to the Purchaser, without recourse except to the extent specifically provided herein, and the Purchaser may, from time to time on each Purchase Date, purchase or accept a contribution of all right, title and interest of the Seller (whether now owned or hereafter acquired or arising, and wherever located and including all obligations of the Seller as lender to fund any Delayed Funding Term Loan conveyed by Seller to Purchaser) in and to the Portfolio Investments mutually agreed by the Seller and the Purchaser; and

WHEREAS, it is the Seller's and the Purchaser's intention that the conveyance of the Transferred Assets under each applicable assignment agreement and the Original Sale Agreement was, and under each applicable assignment agreement and this Agreement is, a "true sale" or a "true contribution" for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Transferred Assets constituted or will constitute property of the Purchaser from and after the applicable transfer date;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

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ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), by and among the Purchaser, as a borrower, CPCI Funding SPV, LLC, as a borrower, Crescent Private Credit Income Corp., as servicer (in such capacity, the "Servicer"), the Lenders from time to time party thereto, JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent"), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the "Collateral Agent") and as collateral administrator (in such capacity, the "Collateral Administrator"), and U.S. Bank National Association, as securities intermediary (in such capacity, the "Securities Intermediary").

"Agreement" has the meaning set forth in the preamble hereto.

"Convey" means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

"Conveyance" has the meaning set forth in Section 2.1(b).

"Conveyance Date" has the meaning set forth in Section 2.1(b).

"Excluded Amounts" means (i) any amount deposited into the Collection Account with respect to any Portfolio Investment which amount is attributable to the reimbursement of payment by or on behalf of the Seller of any Taxes, fee or other charge imposed by any Governmental Authority on such Portfolio Investment or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with the Portfolio Investments which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under the related Underlying Instruments, (v) to the extent paid using amounts other than Interest Proceeds, Principal Proceeds, and proceeds of Advances, as applicable, any amount paid in respect of reimbursement for expenses owed in respect of any Portfolio Investment pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Purchaser and occurring after the date of such sale).

"Indorsement" has the meaning specified in Section 8-102(a)(11) of the UCC, and "Indorsed" has a corresponding meaning.

"Initial Conveyance" has the meaning set forth in Section 2.1(a).

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"Purchase Date" means each Conveyance Date and the date of each Substitution.

"Purchase Notice" has the meaning set forth in Section 2.1(b).

"Purchase Price" has the meaning set forth in Section 3.1.

"Purchaser" has the meaning set forth in the preamble hereto.

"Related Security" means:

(a) any underlying collateral securing a Portfolio Investment, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Conveyance Date and all liquidation proceeds thereof;

(b) all Underlying Instruments with respect to such Portfolio Investment, and all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Principal Proceeds or Interest Proceeds with respect to such Portfolio Investment, as applicable, and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor's obligations under any Portfolio Investment, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Seller (other than Excluded Amounts) and all rights, remedies, powers, privileges and claims of the Seller thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Seller at law or in equity);

(e) all records with respect to such Portfolio Investment and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

"Responsible Officer" means, with respect to the Seller or the Purchaser, its Chief Executive Officer, Chief Operating Officer, or any other senior officer of the Seller or the Purchaser directly responsible for the administration or collection of the Portfolio Investments.

"Schedule of Portfolio Investments" has the meaning set forth in Section 2.1(a).

"Seller" has the meaning set forth in the preamble hereto.

"Transferred Assets" means the Portfolio Investments and Related Security relating thereto Conveyed by the Seller to the Purchaser hereunder.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in

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the UCC, and not specifically defined herein, are used herein as defined in the UCC. The term "including" when used in this Agreement means "including without limitation."

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

SECTION 1.4 Interpretation. In this Agreement, unless a contrary intention appears:

(i) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents;

(ii) reference to any gender includes each other gender;

(iii) reference to day or days without further qualification means calendar days;

(iv) unless otherwise stated, reference to any time means New York time;

(v) references to "writing" include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vi) reference to any agreement (including any Loan Document or Underlying Instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; and

(viii) references to "including" means "including, without limitation".

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SECTION 1.5 References.

All section references (including references to the preamble), unless otherwise indicated, shall be to sections (and the preamble) in this Agreement.

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a) On the terms and subject to the conditions set forth in this Agreement, the Seller hereby Conveys to the Purchaser on the Effective Date, and the Purchaser hereby accepts from the Seller on the Effective Date (the "Initial Conveyance"), all of the Seller's right, title and interest in and to each Portfolio Investment listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time in accordance with Section 2.01(b), the "Schedule of Portfolio Investments"), together with all other Related Security and all proceeds of the foregoing.

(b) On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, on each date on which the Purchaser agrees (in accordance with and subject to the requirements of Section 1.03 of the Loan Agreement) from time to time to acquire one or more Portfolio Investments (including Related Security) from the Seller, the Seller hereby Conveys to the Purchaser without recourse (except to the extent specifically provided herein), and the Purchaser hereby accepts such Conveyance, on the date (a "Conveyance Date") set forth on a supplement to Schedule A delivered by the Seller identifying the Portfolio Investments proposed to be Conveyed (each such Conveyance being herein called a "Conveyance"), all of the Seller's right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Portfolio Investment then reported by the Seller such supplement to Schedule A, together with all other Related Security and all proceeds of the foregoing. For the avoidance of doubt, each supplement to Schedule A, when delivered in accordance with the terms hereof, shall automatically be deemed to supplement any previously delivered Schedule A without the need for action or consent on the part of any Person.

(c) It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser providing Purchaser with the full risks and benefits of ownership of the Transferred Assets, and not a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties expressed herein, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller's right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and

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all proceeds of the foregoing. If the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, the Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees hereunder and under the Underlying Instruments, all the rights and remedies of a secured party under any applicable UCC.

(d) The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code. The Purchaser assumes all risk relating to nonpayment or failure by the obligors to make any distributions owed by them under the Transferred Assets. Other than the representations, warranties and covenants expressly stated in this Agreement, the Seller assigns each Transferred Asset "as is," and makes no covenants, representations or warranties regarding the Transferred Assets.

(e) In connection with this Agreement, the Seller agrees to file (or cause to be filed) on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller's organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(f) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets Conveyed hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the Conveyance to the Purchaser of the Transferred Assets. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Seller; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

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(g) Each of the Seller and the Purchaser agree that prior to the time of Conveyance of any Portfolio Investment hereunder, the Purchaser has no rights to or claim of benefit from any Portfolio Investment (or any interest therein) owned by the Seller.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all actual and direct damages, losses, claims, liabilities and related reasonable and documented out-of-pocket third-party costs and expenses, including reasonable and documented attorneys' fees and disbursements for one external counsel (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of any material breach by the Seller of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Seller herein to be true and correct in all material respects on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Assets due to the applicable obligor's creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith, fraud, reckless disregard or willful misconduct on the part of such Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes, (e) any punitive, indirect, consequential, special damages, lost profits or other similar damages and (f) Indemnified Amounts to the extent resulting from the performance or non-performance of the Transferred Assets.

SECTION 2.3 Assignments. The Seller and the Purchaser acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement required to be executed and delivered in connection with the transfer of a Transferred Asset in accordance with the terms of the related Underlying Instruments may reflect that (i) the Seller (or any Affiliate or third party from whom the Seller or the applicable Affiliate may purchase Transferred Asset) is assigning such Transferred Asset directly to the Purchaser or (ii) the Purchaser is acquiring such Transferred Asset at the closing of such Transferred Asset.

SECTION 2.4 Delivery of Underlying Instruments. With respect to each Portfolio Investment Conveyed hereunder as part of the Transferred Assets, within the time period required for delivery thereof under the Loan Agreement, the Seller will deliver or cause to be delivered to the Purchaser or will deliver, on behalf of the Purchaser, or cause to be delivered to the Collateral Agent, each Underlying Instrument required to be delivered for such Portfolio Investment.

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the "Purchase Price") for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair

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market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets Conveyed as of such date. The Purchase Price for any Portfolio Investment that consists of a Delayed Funding Term Loan shall take into account any unfunded commitments assumed by the Purchaser in connection with the acquisition thereof.

SECTION 3.2 Payment of Purchase Price. The Purchase Price for the Transferred Assets Conveyed shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Purchaser in an amount equal to the unpaid portion of the Purchase Price, as specified by the Seller in the Purchase Notice.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller's Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a) Organization and Good Standing. The Seller is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated and is duly qualified to do business and is in good standing under the laws of the jurisdiction of its organization or incorporation, and has and holds all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing).

(c) Contravention. The execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

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(d) Governmental Authorization. The Seller has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e) No Adverse Proceeding; Title. The Seller is not subject to any Adverse Proceeding. The Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance).

(f) Tax Status. The Seller has timely filed all Tax returns required by applicable law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Seller has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records and (y) Taxes with respect to which the failure to file, pay, or withhold, in the aggregate, would not have a Material Adverse Effect.

(g) Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then:

i. this Agreement creates a valid and continuing lien on the Seller's right, title and interest in and to the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC financing statement under such article), and is enforceable as such against creditors of and purchasers from the Seller;

ii. the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein;

iii. the Seller owns and has good and marketable title to the Transferred Assets Conveyed to the Purchaser on the applicable Purchase Date, free and clear of any lien (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents and inchoate liens arising by operation of law, Permitted Liens or any lien that will be released prior to or contemporaneously with the applicable Conveyance);

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iv. the Seller has received all consents and approvals required by the terms of any Portfolio Investment to the sale and granting of a security interest in the Portfolio Investments hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware;

v. all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Purchaser or the Collateral Agent;

vi. none of the underlying promissory notes that constitute or evidence the Portfolio Investments has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; and

vii. with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Agent or, will be delivered to the Collateral Agent and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security, in each case, promptly upon receipt; provided that any file-stamped document, promissory note and certificates relating to any Portfolio Investment shall be delivered as soon as they are reasonably available; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(h) Fair Consideration; No Avoidance for Portfolio Investment Payments. With respect to each Transferred Asset sold or contributed hereunder, the Seller sold or contributed such Transferred Asset to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under title 11 of the United States Code and the rules and regulations thereunder.

(i) Adequate Capitalization; No Insolvency. As of the date of this Agreement it is, and after giving effect to any Conveyance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors.

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(j) True Sale or True Contribution. Each Transferred Asset sold or contributed hereunder shall have been sold or contributed by the Seller to the Purchaser in a "true sale" or a "true contribution."

(k) True and Complete Information. No information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Seller in writing to the Purchaser in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to the Seller's knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(l) Payment in Full. As of the date of Conveyance, the Seller has no actual knowledge of any fact which leads it to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (i) the performance by the Seller of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (ii) the validity or enforceability of this Agreement or any of the other Loan Documents to which it is a party, or (iii) the Transferred Assets or the interests of the Seller therein.

(m) Price of Portfolio Investments. The Purchase Price for each Portfolio Investment Conveyed by the Seller to the Purchaser hereunder represents the fair market value of such Portfolio Investment as of the time of Conveyance hereunder (as agreed upon between the Seller and the Purchaser at the time of such Conveyance), as may have changed from the time the applicable Portfolio Investment was originally acquired by the Seller.

(n) Transferred Assets. The information contained in Schedule A is true, correct and complete in all material respects as of each such Purchase Date.

(o) No Fraud. Each Portfolio Investment Conveyed hereunder was originated without any fraud or material misrepresentation by the Seller or, to the Seller's knowledge, the related obligor.

(p) [Reserved].

(q) Notice to Agents and Obligors. The Seller will direct any agent, administrative agent or obligor for any Portfolio Investment included in the Transferred Assets to remit all payments and collections with respect to such Portfolio Investment directly to the applicable Collection Account.

(r) Purchasers' Reliance. Seller acknowledges that the Purchaser is entering into the transactions contemplated by the Agreement in reliance upon the Purchaser's identity as a legal entity that is separate from the Seller and any affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Purchaser or any assignee of the Purchaser may from time to

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time reasonably request to maintain the Purchaser's identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and any affiliates thereof and not just a division of the Seller or any such affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Transferred Assets.

(s) Ownership. The Seller will take all necessary action to establish and maintain, irrevocably in the Purchaser, legal and equitable title to the Transferred Assets, free and clear of any adverse claims.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; Notice of Breach. On the Effective Date and on each Purchase Date, the Seller, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or if such representation or warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation or warranty is true in all respects) on and as of such day as though made on and as of such day (or if specifically referring to an earlier date, as of such earlier date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof until the termination of this Agreement, unless the Purchaser otherwise consents in writing:

(a) Cash Management Systems: Deposit of Collections. The Seller acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates from and after the related Purchase Date with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser are held and shall be held in trust for the benefit of the Purchaser and its assignees until deposited into the Collection Account as required in the Loan Agreement. The Seller shall transfer, or cause to be transferred, all Interest Proceeds and Principal Proceeds received by it from and after the related Purchase Date with respect to the Transferred Assets (other than Excluded Amounts) Conveyed to the Purchaser to the Collection Account by the close of business on the second Business Day following the date such Interest Proceeds or Principal Proceeds are received by the Seller.

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(b) Books and Records. The Seller shall maintain proper books of record and account of the transactions contemplated hereby, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions contemplated hereunder.

(c) Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that solely for federal income tax reporting purposes, the Purchaser is treated as a "disregarded entity" and, therefore, the Conveyance of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(d) Taxes. The Seller shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Taxes levied or imposed upon the Seller or upon the income, profits or property of the Seller; provided that the Seller shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

(e) ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on its interest, if any, in any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(f) Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents or on or with respect to any of its rights in the Transferred Assets (other than the liens in favor of the Purchaser and the Secured Parties pursuant to the Loan Documents, Permitted Liens and inchoate liens arising by operation of law or any lien that will be released prior to or contemporaneously with the applicable Conveyance). For the avoidance of doubt, this Section 5.1(f) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(g) Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or the Purchaser pursuant hereto (or by the Administrative Agent on behalf of the Seller or the Purchaser) in accordance with Section 2.1(f) materially misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 10 days prior written notice thereof (or such shorter period as agreed to by the Purchaser and the Administrative Agent), and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements.

(h) Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or consolidated accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets (which, with respect to any Related Security, shall only be to the extent of the Seller's interest therein)

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Conveyed or purported to be Conveyed hereunder; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP.

(i) Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Interest Proceeds, Principal Proceeds or other proceeds of any Portfolio Investments into the Collection Account.

ARTICLE VI

Limits on Sales to the Seller

SECTION 6.1 Substitutions. During the Reinvestment Period, the Purchaser may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as (i) the Purchaser has submitted a Notice of Acquisition and all applicable conditions precedent set forth in Section 1.02(b) and Section 1.03 of the Loan Agreement have been satisfied and (ii) the Purchaser complies with its covenant in Section 6.02(w) of the Loan Agreement, in each case with respect to each Substitute Portfolio Investment to be acquired by the Purchaser in connection with such Substitution.

SECTION 6.2 Limits on Discretionary Sales and Substitutions.

(a) In no event shall the sum of the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Purchaser and the aggregate outstanding balance of Portfolio Investments subject to a Substitution exceed 20% of the highest aggregate principal balance of the Portfolio at any time during the Reinvestment Period.

(b) In no event shall the aggregate outstanding balance of Ineligible Investments sold to the Seller by the Purchaser exceed 20% of the highest aggregate principal balance of the Portfolio at any time during the Reinvestment Period.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any other Purchase Date shall be subject to the satisfaction of the following conditions:

(a) all representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (or if such representation and warranty is already qualified by the words "material", "materially" or "Material Adverse Effect", then such representation and warranty shall be true and correct in all respects) on such date;

(b) all information concerning the Portfolio Investments (other than projections, forward-looking information, general economic data, industry information or

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information relating to third parties) furnished in writing by or on behalf of the Seller to the Purchaser (after taking into account all updates, modifications and supplements to such information) shall, when taken as a whole, be on its delivery date true and correct in all material respects as of such Purchase Date;

(c) the Seller shall have performed in all material respects all other obligations required to be performed by it pursuant to the provisions of this Agreement, the Underlying Instruments and the other Loan Documents to which it is a party as of such date; and

(d) all organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) With respect to any suit, action or proceedings relating to this Agreement (collectively, "Proceedings"), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or other electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by electronic mail or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a) in the case of the Purchaser:

CPCI Funding SPV II, LLC
c/o Crescent Capital Group

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

Attn: [__]

Email: [__]

(b) in the case of the Seller:

Crescent Private Credit Income Corp.
c/o Crescent Capital Group

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

Attn: [__]

Email: [__]

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this

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Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Transferred Assets.

SECTION 8.6 Further Assurances.

(a) The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party to more fully effectuate the purposes of this Agreement and the other Loan Documents.

(b) The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent's request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication including electronic mail, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words "executed," "execution," "sign," "signed," "signature," and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf," "tif," "tiff," "jpeg" or "jpg") and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 8.9 Non-Petition; Limited Recourse. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Purchaser or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus

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one day) after all of the Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) have been paid in full and all Financing Commitments have been irrevocably reduced to zero under the Loan Agreement. The Purchaser may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Purchaser shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 8.9 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section 8.9 that was instituted against the Purchaser by any Person other than a party hereto. This Section 8.9 shall survive the termination or expiration of this Agreement for any reason. Notwithstanding any other provisions of this Agreement, the obligations of the Purchaser hereunder shall be payable solely from its assets, subject to any applicable priority of payments specified in the Loan Agreement, and following realization of such assets, any claims against the Purchaser hereunder shall be extinguished. No recourse shall be had for any amounts payable or any other obligations arising under the Agreement against any officer, member, director, employee, partner or security holder of the Purchaser or the Seller or any of their respective successors or assigns and no recourse shall be had for any obligations against any Affiliate of the Purchaser or the Seller (other than the direct obligations of the Purchaser or Seller hereunder).

SECTION 8.10 Transfer of Seller's Interest. With respect to each transfer of a Transferred Asset on any Purchase Date, the Seller shall, to the extent provided in this Agreement, and the applicable Underlying Instruments, relinquish its rights and be released from its obligations, as to each Transferred Asset. The obligors or agents on the Transferred Asset were or will be notified of the transfer of the Transferred Asset to the Purchaser to the extent required under the applicable Underlying Instruments. The Collateral Administrator will have possession of the related Underlying Instrument (including the underlying promissory notes, if any).

SECTION 8.11 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, are intended by the parties hereto to be express third-party beneficiaries of this Agreement.

SECTION 8.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Loan Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Loan Documents.

SECTION 8.13 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 8.14 Effect of Amendment and Restatement. On the Effective Date, the Original Sale Agreement shall be amended and restated in its entirety in the form of this Agreement (it being agreed that this Agreement shall not constitute a novation of the obligations

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and liabilities of the parties under the Original Sale Agreement or be deemed to evidence or constitute full satisfaction of such obligations and liabilities, but that this Agreement re-evidences such obligations and liabilities, which shall be payable or otherwise performable, as applicable, in accordance with the terms hereof) and (a) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) and in any other Loan Document shall be deemed to be references to the Original Sale Agreement as amended and restated hereby and (b) each of the Seller and the Purchaser hereby (i) ratifies and reaffirms all of its obligations and liabilities under the Original Sale Agreement as amended and restated hereby, (ii) acknowledges and agrees that the Original Sale Agreement as amended and restated hereby shall remain in full force and effect in accordance with the terms hereof and shall not be impaired or limited by the execution and delivery of this Agreement, (iii) ratifies and reaffirms the back-up security interest granted by the Seller to the Purchaser in the Transferred Assets (as defined in the Original Sale Agreement) and proceeds thereof under Section 2.1(c) of the Original Sale Agreement which security interest shall expressly be restated hereunder and shall continue in full force and effect in accordance with the terms thereof and (iv) understand that this Agreement supersedes and replaces the Original Sale Agreement in its entirety, without preserving the original terms unless specifically restated.

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IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

CRESCENT PRIVATE CREDIT INCOME CORP.,
as Seller

By: /s/ Raymond Barrios
Name: Raymond Barrios
Title: President

By: /s/ Kirill Bouek
Name: Kirill Bouek
Title: Chief Financial Officer

CPCI FUNDING SPV II, LLC, as Purchaser

By: Crescent Private Credit Income Corp.,
its manager

By: /s/ Raymond Barrios
Name: Raymond Barrios
Title: President

By: /s/ Kirill Bouek
Name: Kirill Bouek
Title: Chief Financial Officer

[Signature Page to Sale and Contribution Agreement]